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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): NOVEMBER 15, 2000

                                   ETOYS INC.

               (Exact Name of Registrant as Specified in Charter)

         Delaware                    0-25709                95-4633006
(State or Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)              File Number)         Identification No.)

12200  W. Olympic Blvd., Los Angeles, California                          90064

(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:   (310) 998-6000

3100 Ocean Park Blvd., Suite 300, Santa Monica, California                90405

          (Former Name or Former Address, if Changed since Last Report)


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Item 5.  Other Events.

                  On November 15, 2000, the Company entered into a $40,000,000 secured revolving credit facility by and among the Company, eToys Distribution, LLC, as Borrower, the lenders that are signatories therein, and Foothill Capital Corporation, as Arranger and Administrative Agent. A copy of the revolving credit facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety. A copy of the press release announcing the revolving credit facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                  On November 15, 2000, the Company entered into an agreement with the holders of its Series D Convertible Preferred Stock relating to, among other things, the conversion of such preferred shares. A copy of the agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference in its entirety.

Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits

(a)      Financial Statements.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits

EXHIBIT   DESCRIPTION

10.1 Loan and Security Agreement, dated as of November 15, 2000, by and among eToys Inc., eToys Distribution, LLC, as Borrower, the lenders that are signatories therein, and Foothill Capital Corporation, as Arranger and Administrative Agent.

10.2 Waiver and Agreement, dated as of November 15, 2000, by and among eToys Inc. and the holders of the Series D Convertible Preferred Stock.

99.1        Press Release.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   eToys Inc.
                                  (Registrant)



                                  By:/s/ DAVID HADDAD
                                     -------------------------------------
                                        Name:   DAVID HADDAD
                                        Title:  Senior Vice President
                                                of New Channels

Date:    November 15, 2000


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                                  EXHIBIT INDEX


Exhibit           Description
-------           -----------

10.1 Loan and Security Agreement, dated as of November 15, 2000, by and among eToys Inc., eToys Distribution, LLC, as Borrower, the lenders that are signatories therein, and Foothill Capital Corporation, as Arranger and Administrative Agent.

10.2 Waiver and Agreement, dated as of November 15, 2000, by and among eToys Inc. and the holders of the Series D Convertible Preferred Stock.

99.1        Press Release.